SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED September 25, 1998
(To Prospectus dated August 14, 1998)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 1998-18
                                     Issuer

                               -----------------

            The Class PO Certificates

            o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated September 25, 1998, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 14, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

            o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,153,818.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

================================================================================
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
================================================================================

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,269 Mortgage Loans having an aggregate Stated Principal Balance of approximately $387,452,562.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                 1,269
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.42%
         60-90 days..............................................................                 0.47%
         91 days or more (excluding pending foreclosures)........................                 0.79%
         --                                                                                       ----
         Total Delinquencies.....................................................                 2.68%
                                                                                                  ====
Foreclosures Pending.............................................................                 0.39%
                                                                                                  ----
Total Delinquencies and foreclosures pending.....................................                 3.07%
                                                                                                  ====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At              At
                                                              At February 28(29),                       December 31,     June 30,
                                        -----------------------------------------------------------     -----------     -----------
                                           1998             1999           2000            2001            2001             2002
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
      Period End
        30-59 days...................        1.08%            1.03%          1.36%           1.61%           1.89%            1.85%
        60-89 days...................        0.16             0.18           0.22            0.28            0.39             0.40
        90 days or more (excluding           0.16
           pending foreclosures).....        0.16             0.12           0.16            0.14            0.23             0.28
                                      -----------      -----------    -----------     -----------     -----------      -----------
            Total of delinquencies           1.40%            1.32%          1.75%           2.03%           2.51%            2.53%
                                      ===========      ===========    ===========     ===========     ===========      ===========
   Foreclosures pending..............        0.17%            0.14%          0.16%           0.27%           0.31%            0.28%
                                      ===========      ===========    ===========     ===========     ===========      ===========

   Total delinquencies and
       foreclosures pending..........        1.57%            1.46%          1.91%           2.30%           2.82%            2.81%
                                      ===========      ===========    ===========     ===========     ===========      ===========


   Net Gains/(Losses) on
       liquidated loans(1)........... $(2,662,000)     $(2,882,524)   $(3,076,240)    $(2,988,604)    $(5,677,141)     $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2)........      (0.024)%         (0.018)%       (0.017)%        (0.014)%        (0.022)%         (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1).........      (0.027)%         (0.021)%       (0.017)%        (0.015)%        (0.023)%         (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,153,818, evidencing a beneficial ownership interest of approximately 0.30% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $360,419,817 and evidenced in the aggregate a beneficial ownership interest of approximately 93.02% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $27,032,745, and evidenced in the aggregate a beneficial ownership interest of approximately 6.98% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,153,818 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                                         Percentage of SPA
                                                        ---------------------------------------------------
        Class                                            0%        100%        275%        400%        500%
        -----                                           ---        ----        ----        ----        ----
        Class PO..................................      1.0%       1.7%        3.6%        5.2%        6.6%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                       Percentage of SPA
                                          -------------------------------------------
          Distribution Date                0%      100%      275%      400%      500%
          -----------------               ---      ----      ----      ----      ----
Initial Percent..................         100       100      100       100        100
October 30, 2002                           67       67        66        66        65
October 25, 2003                           66       62        54        49        45
October 25, 2004                           65       57        45        37        31
October 25, 2005                           64       53        37        27        21
October 25, 2006                           62       48        30        20        15
October 25, 2007                           61       44        24        15        10
October 25, 2008                           59       41        20        11         7
October 25, 2009                           58       37        16        8          5
October 25, 2010                           56       34        13        6          3
October 25, 2011                           54       31        11        4          2
October 25, 2012                           52       28        8         3          1
October 25, 2013                           50       25        7         2          1
October 25, 2014                           48       23        5         2          1
October 25, 2015                           45       20        4         1          0
October 25, 2016                           43       18        3         1          0
October 25, 2017                           40       16        3         1          0
October 25, 2018                           37       14        2         0          0
October 25, 2019                           34       12        2         0          0
October 25, 2020                           31       10        1         0          0
October 25, 2021                           27        8        1         0          0
October 25, 2022                           23        7        1         0          0
October 25, 2023                           19        5        0         0          0
October 25, 2024                           16        4        0         0          0
October 25, 2025                           11        3        0         0          0
October 25, 2026                           7         2        0         0          0
October 25, 2027                           3         1        0         0          0
October 25, 2028                           0         0        0         0          0
Weighted Average Life (years) **.        15.90     9.52      4.86      3.40      2.68

                --------------------------
                *  Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the
                   Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,355,227 and $320,784 and $4,177,613, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

The Class PO Certificates are currently rated "AAA" by Fitch Ratings and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1998-18
                                     Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
             6.500                          7                      1,462,055.70                   0.64
             6.625                          3                        675,342.06                   0.29
             6.750                         22                      5,186,765.44                   2.25
             6.875                         43                     11,648,183.05                   5.06
             6.935                          1                        230,073.64                   0.10
             7.000                        123                     37,382,693.75                  16.25
             7.055                          1                         81,834.69                   0.04
             7.125                         97                     30,755,661.83                  13.37
             7.210                          1                        182,242.14                   0.08
             7.250                        160                     48,979,245.20                  21.29
             7.335                          1                         76,762.48                   0.03
             7.375                        111                     34,426,384.26                  14.96
             7.460                          1                        191,894.41                   0.08
             7.470                          1                        187,097.03                   0.08
             7.500                         85                     28,165,595.95                  12.24
             7.505                          1                        138,294.38                   0.06
             7.625                         38                     11,411,760.46                   4.96
             7.750                         28                     10,075,234.39                   4.38
             7.840                          1                         84,765.38                   0.04
             7.875                         13                      3,526,276.26                   1.53
             8.000                          6                      1,602,963.50                   0.70
             8.125                          2                      2,309,136.98                   1.00
             8.250                          2                        590,190.21                   0.26
             8.375                          1                        455,340.70                   0.20
             8.625                          2                        281,902.17                   0.12
------------------------------------------------------------------------------------------------------------------
Total                                     751                    230,107,696.06                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.2764% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.2760% per annum.

                  Current Mortgage Loan Principal Balances (1)

------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
         0.01 to 50,000.00                      8                      328,924.27                 0.14
    50,000.01 to 100,000.00                    36                    2,720,025.01                 1.18
   100,000.01 to 150,000.00                    34                    4,218,641.83                 1.83
   150,000.01 to 200,000.00                    16                    2,756,679.05                 1.20
   200,000.01 to 250,000.00                   147                   34,360,268.17                14.93
   250,000.01 to 300,000.00                   197                   53,716,735.51                23.34
   300,000.01 to 350,000.00                   120                   38,676,550.06                16.81
   350,000.01 to 400,000.00                    63                   23,611,579.65                10.26
   400,000.01 to 450,000.00                    48                   20,267,971.97                 8.81
   450,000.01 to 500,000.00                    35                   16,608,829.09                 7.22
   500,000.01 to 550,000.00                    11                    5,777,359.00                 2.51
   550,000.01 to 600,000.00                    14                    8,017,810.51                 3.48
   600,000.01 to 650,000.00                    10                    6,152,008.59                 2.67
   700,000.01 to 750,000.00                     1                      736,791.47                 0.32
   750,000.01 to 1,000,000.00                   7                    6,080,024.37                 2.64
1,000,000.01 to 1,500,000.00                    2                    2,486,006.25                 1.08
1,500,000.01 to 2,000,000.00                    1                    1,570,996.50                 0.68
Above 2,000,000.00                              1                    2,020,494.76                 0.88
------------------------------------------------------------------------------------------------------------------
Total                                         751                  230,107,696.06               100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $306,402.



           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  31                   15,232,588.43                 6.62
50.01 to 55.00                                 12                    3,686,635.11                 1.60
55.01 to 60.00                                 33                   11,734,151.18                 5.10
60.01 to 65.00                                 35                   11,179,118.56                 4.86
65.01 to 70.00                                 48                   17,619,393.18                 7.66
70.01 to 75.00                                138                   45,214,310.80                19.65
75.01 to 80.00                                375                  107,629,294.17                46.77
80.01 to 85.00                                 10                    2,342,274.15                 1.02
85.01 to 90.00                                 56                   12,771,999.47                 5.55
90.01 to 95.00                                 13                    2,697,931.01                 1.17
------------------------------------------------------------------------------------------------------------------
Total                                         751                  230,107,696.06               100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.59%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

------------------------------------------------------------------------------------------------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
California                                352                    119,896,914.60                  52.10
Colorado                                   28                      8,401,428.44                   3.65
Florida                                    18                      4,962,990.98                   2.16
Hawaii                                     12                      4,680,201.93                   2.03
Illinois                                   18                      4,712,732.80                   2.05
New Jersey                                 22                      5,907,331.43                   2.57
New York                                   17                      5,154,433.66                   2.24
Pennsylvania                               22                      5,882,114.05                   2.56
Texas                                      47                     12,653,947.70                   5.50
Washington                                 19                      5,654,321.59                   2.46
Other (less than 2%)                      196                     52,201,278.88                  22.69
------------------------------------------------------------------------------------------------------------------
Total                                     751                    230,107,696.06                 100.00
==================================================================================================================

(1) "Other" includes 31 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.13% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Alternative                              242                     68,761,798.00                    29.88
Full                                     369                    114,802,528.25                    49.89
No Income/No Asset                         5                      3,326,324.55                     1.45
Reduced                                   97                     32,471,231.92                    14.11
Streamlined                               38                     10,745,813.34                     4.67
------------------------------------------------------------------------------------------------------------------
Total                                    751                    230,107,696.06                   100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                  559                    165,902,405.19                   72.10
Planned Unit Development                 158                     55,076,110.72                   23.93
Low-rise Condominium                      24                      5,661,276.15                    2.46
2-4 Family Residence                       9                      2,915,802.57                    1.27
High-rise Condominium                      1                        552,101.43                    0.24
------------------------------------------------------------------------------------------------------------------
Total                                    751                    230,107,696.06                  100.00
==================================================================================================================



                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                 362                    109,256,471.58                   47.48
Refinance (cash-out)                     204                     63,528,009.43                   27.61
Refinance (rate/term)                    185                     57,323,215.05                   24.91
------------------------------------------------------------------------------------------------------------------
Total                                    751                    230,107,696.06                  100.00
==================================================================================================================



                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                             707                   213,303,833.51                  92.70
Secondary Residence                         30                    12,363,978.19                   5.37
Investment                                  14                     4,439,884.36                   1.93
------------------------------------------------------------------------------------------------------------------
Total                                      751                   230,107,696.06                 100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
              128                           1                      1,432,640.35                   0.62
              191                           3                        363,886.37                   0.16
              192                          10                      2,617,049.81                   1.14
              193                           2                        553,366.95                   0.24
              253                           2                        327,208.18                   0.14
              256                           1                        151,559.20                   0.07
              301                           1                         74,914.82                   0.03
              304                           1                        102,532.02                   0.04
              307                           3                      1,145,881.20                   0.50
              308                           8                      1,974,064.75                   0.86
              309                           9                      2,799,869.23                   1.22
              310                          10                      2,781,715.00                   1.21
              311                          46                     10,888,988.49                   4.73
              312                         456                    142,184,938.76                  61.79
              313                         197                     62,367,790.06                  27.10
              314                           1                        341,290.87                   0.15
------------------------------------------------------------------------------------------------------------------
Total                                     751                    230,107,696.06                 100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 309 months.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1998-18
                                     Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
             6.375                          2                        367,096.09                   0.23
             6.500                          9                      1,619,964.15                   1.03
             6.625                          3                        788,037.10                   0.50
             6.750                         14                      2,883,436.61                   1.83
             6.875                         29                      8,082,567.54                   5.14
             7.000                         89                     26,649,745.58                  16.94
             7.125                         75                     21,822,206.47                  13.87
             7.250                        115                     38,108,272.35                  24.22
             7.375                         77                     24,954,738.88                  15.86
             7.500                         54                     16,756,322.65                  10.65
             7.625                         18                      6,423,537.57                   4.08
             7.750                         17                      5,040,318.69                   3.20
             7.875                          9                      2,116,247.02                   1.34
             8.000                          2                        413,743.62                   0.26
             8.125                          1                        132,604.70                   0.08
             8.195                          1                        236,813.05                   0.15
             8.250                          1                        225,495.20                   0.14
             8.500                          1                        673,237.05                   0.43
             8.595                          1                         50,482.25                   0.03
------------------------------------------------------------------------------------------------------------------
Total                                     518                    157,344,866.57                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.2467% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.2465% per annum.

                  Current Mortgage Loan Principal Balances (1)

------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
         0.01 to 50,000.00                      2                       43,278.66                 0.03
    50,000.01 to 100,000.00                    28                    2,056,143.52                 1.31
   100,000.01 to 150,000.00                    26                    3,158,708.33                 2.01
   150,000.01 to 200,000.00                     8                    1,430,545.84                 0.91
   200,000.01 to 250,000.00                    99                   23,096,007.46                14.68
   250,000.01 to 300,000.00                   145                   39,538,037.71                25.13
   300,000.01 to 350,000.00                    82                   26,693,444.94                16.96
   350,000.01 to 400,000.00                    42                   15,668,677.55                 9.96
   400,000.01 to 450,000.00                    30                   12,857,694.37                 8.17
   450,000.01 to 500,000.00                    21                    9,961,300.03                 6.33
   500,000.01 to 550,000.00                    10                    5,239,821.92                 3.33
   550,000.01 to 600,000.00                     7                    4,069,692.94                 2.59
   600,000.01 to 650,000.00                     8                    4,914,205.80                 3.12
   650,000.01 to 700,000.00                     2                    1,346,954.89                 0.86
   700,000.01 to 750,000.00                     4                    2,864,951.79                 1.82
   750,000.01 to 1,000,000.00                   2                    1,716,375.01                 1.09
 1,000,000.01 to 1,500,000.00                   2                    2,689,025.81                 1.71
------------------------------------------------------------------------------------------------------------------
Total                                         518                  157,344,866.57               100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $303,755.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  23                    8,143,985.94                 5.18
50.01 to 55.00                                 13                    6,182,324.02                 3.93
55.01 to 60.00                                 22                    7,928,324.68                 5.04
60.01 to 65.00                                 35                   11,654,211.56                 7.41
65.01 to 70.00                                 44                   15,735,712.58                10.00
70.01 to 75.00                                 86                   26,230,914.77                16.67
75.01 to 80.00                                210                   60,908,339.26                38.71
80.01 to 85.00                                 11                    2,774,375.05                 1.76
85.01 to 90.00                                 46                   12,215,805.08                 7.76
90.01 to 95.00                                 26                    5,396,462.93                 3.43
95.01 to 100.00                                 2                      174,410.70                 0.11
------------------------------------------------------------------------------------------------------------------
Total                                         518                  157,344,866.57               100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.37%. (2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

------------------------------------------------------------------------------------------------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
California                                251                   85,893,276.68                    54.59
Colorado                                   31                    8,977,031.58                     5.71
Massachusetts                              16                    4,424,215.79                     2.81
New Jersey                                 15                    4,053,478.07                     2.58
Texas                                      21                    6,114,406.57                     3.89
Washington                                 15                    3,895,383.14                     2.48
Other (less than 2%)                      169                   43,987,074.74                    27.96
------------------------------------------------------------------------------------------------------------------
Total                                     518                  157,344,866.57                   100.00
==================================================================================================================

(1) "Other" includes 35 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.11% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Full                                     245                     71,597,648.93                    45.50
Alternative                              169                     50,294,239.83                    31.96
Reduced                                   82                     29,388,659.69                    18.68
Streamlined                               19                      5,271,551.69                     3.35
No Income/No Asset                         3                        792,766.43                     0.50
------------------------------------------------------------------------------------------------------------------
Total                                    518                    157,344,866.57                   100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                  400                    120,602,819.16                   76.65
Planned Unit Development                  93                     29,769,520.27                   18.92
2-4 Family Residence                      12                      3,647,397.80                    2.32
Low-rise Condominium                      11                      2,920,280.97                    1.86
High-rise Condominium                      1                        339,971.78                    0.22
Manufactured Housing                       1                         64,876.59                    0.04
------------------------------------------------------------------------------------------------------------------
Total                                    518                    157,344,866.57                  100.00
==================================================================================================================

(1) Treated as real property.


                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                  240                    74,719,034.45                   47.49
Refinance (rate/term)                     142                    43,509,807.24                   27.65
Refinance (cash-out)                      136                    39,116,024.88                   24.86
------------------------------------------------------------------------------------------------------------------
Total                                     518                   157,344,866.57                  100.00
==================================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                             498                   150,382,284.38                  95.57
Secondary Residence                         11                     3,751,441.49                   2.38
Investment                                   9                     3,211,140.70                   2.04
------------------------------------------------------------------------------------------------------------------
Total                                      518                   157,344,866.57                 100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
              191                           1                        554,577.69                   0.35
              192                           4                      1,086,382.91                   0.69
              193                           1                        217,650.33                   0.14
              258                           1                         95,708.50                   0.06
              299                           1                         50,482.25                   0.03
              304                           1                        121,636.23                   0.08
              307                           1                        127,400.89                   0.08
              308                           2                        451,750.96                   0.29
              309                          10                      2,648,475.05                   1.68
              310                           3                        686,736.63                   0.44
              311                           5                      1,566,344.77                   1.00
              312                         101                     30,853,062.69                  19.61
              313                         360                    110,589,479.23                  70.28
              314                          27                      8,295,178.44                   5.27
------------------------------------------------------------------------------------------------------------------
Total                                     518                    157,344,866.57                 100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 311 months.

                                   EXHIBIT 2

         THE
       BANK OF
         NEW
        YORK

101 Barclay St., 8W                                   Distribution Date: 9/25/02
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1998-18

                 Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------------------------------------
                                    Certificate                            Pass
                       Class           Rate              Beginning        Through         Principal         Interest
Class      Cusip     Description       Type               Balance         Rate (%)       Distribution     Distribution
-------------------------------------------------------------------------------------------------------------------------


  1A1     12669AG73     Senior      Fix-30/360          13,844,143.46      6.750000      4,738,894.92        77,873.31
  1A2     12669AG81     Senior      Fix-30/360          23,835,000.00      6.750000                 -       134,071.88
  1A3     12669AG99     Senior      Fix-30/360          22,773,000.00      6.750000                 -       128,098.13
  1A4     12669AH23     Senior      Fix-30/360          17,375,310.39      6.750000      1,435,890.74        97,736.12
  1A5     12669AH31     Senior      Fix-30/360          60,046,311.00      6.750000                 -       337,760.50
  1A6     12669AH49     Senior      Var-30/360          35,667,446.00      2.410000                 -        71,632.12
  1A7     12669AH56     Senior      Var-30/360          11,889,149.00     19.770000                 -       195,873.73
  1A8     12669AH64     Senior      Fix-30/360                      -      6.750000                 -                -
  1A9     12669AH72     Senior      Fix-30/360           7,656,212.88      6.750000      2,620,746.34        43,066.20
 1A10     12669AH80     Senior      Fix-30/360                      -      6.750000                 -                -
 1A11     12669AH98     Senior      Fix-30/360           4,280,114.02      6.750000      1,465,096.83        24,075.64
 1A12     12669AJ21     Senior      Fix-30/360          23,298,223.22      6.500000      7,975,056.93       126,198.71
 1A13     12669AJ39    Strip IO     Fix-30/360             862,897.16      6.750000                 -         4,853.80
  2A1     12669AJ47     Senior      Fix-30/360          31,164,696.20      6.750000      7,948,220.64       175,301.42
  2A2     12669AJ54     Senior      Fix-30/360          23,289,000.00      6.750000                 -       131,000.63
  2A3     12669AJ62     Senior      Fix-30/360          31,567,070.00      6.750000                 -       177,564.77
  2A4     12669AJ70     Senior      Fix-30/360          14,832,382.33      6.750000      1,580,995.20        83,432.15
  2A5     12669AJ88     Senior      Fix-30/360          40,056,342.00      6.750000                 -       225,316.92
  2A6     12669AJ96     Senior      Fix-30/360                      -      6.750000                 -                -
  2A7                                                    7,254,130.36      6.750000      1,308,384.59        40,804.48
 2A7-1    12669AK29     Senior      Fix-30/360           5,130,130.36      6.750000      1,308,384.59        28,856.98
 2A7-2    12669AK29     Senior      Fix-30/360           2,124,000.00      6.750000                 -        11,947.50
  2A8     12669AK37     Senior      Fix-30/360           2,505,698.55      6.250000      1,177,949.40        13,050.51
  2A9     12669AK45     Senior      Fix-30/360           2,113,000.00      6.750000                 -        11,885.63
 2A10     12669AK52    Strip IO     Fix-30/360             185,607.30      6.750000                 -         1,044.04
  PO      12669AK60    Strip PO     Fix-30/360           1,160,504.26      0.000000          6,685.36                -
  X1      12669AK78    Strip IO     Fix-30/360         188,393,750.99      0.372669                 -        58,507.10
  X2      12669AK86    Strip IO     Fix-30/360         127,909,320.10      0.349516                 -        37,255.28
  2B2     12669AL77     Senior      Fix-30/360           1,531,135.78      6.750000          1,845.63         8,612.64
  AR      12669AK94     Senior      Fix-30/360                      -      6.750000                 -                -
-------------------------------------------------------------------------------------------------------------------------
  M1      12669AL28     Junior      Fix-30/360          12,331,377.41      6.750000         14,355.81        69,364.00
  1B1     12669AL44     Junior      Fix-30/360           5,735,524.66      6.750000          6,677.12        32,262.33
  1B2     12669AL51     Junior      Fix-30/360           3,441,314.21      6.750000          4,006.27        19,357.39
  1B3     12669AM68     Junior      Fix-30/360           2,294,209.50      6.750000          2,670.85        12,904.93
  1B4     12669AM76     Junior      Fix-30/360           1,433,880.47      6.750000          1,669.28         8,065.58
  1B5     12669AM84     Junior      Fix-30/360           1,827,946.84      6.750000          2,128.04        10,282.20
  M2      12669AL36     Junior      Fix-30/360           7,272,939.20      6.750000          8,766.78        40,910.28
  2B1     12669AL69     Junior      Fix-30/360           4,019,321.04      6.750000          4,844.88        22,608.68
  2B3     12669AM35     Junior      Fix-30/360           1,531,135.78      6.750000          1,845.63         8,612.64
  2B4     12669AM43     Junior      Fix-30/360             765,567.93      6.750000            922.81         4,306.32
  2B5     12669AM50     Junior      Fix-30/360             969,298.98      6.750000          1,168.32         5,452.31
-------------------------------------------------------------------------------------------------------------------------
Totals                                                 417,761,385.47                   30,308,822.37     2,439,142.37
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                Current                      Cumulative
               Total           Realized        Ending         Realized
Class       Distribution        Losses         Balance         Losses
------------------------------------------------------------------------


  1A1        4,816,768.23             -      9,105,248.53              -
  1A2          134,071.88             -     23,835,000.00              -
  1A3          128,098.13             -     22,773,000.00              -
  1A4        1,533,626.86             -     15,939,419.66              -
  1A5          337,760.50             -     60,046,311.00              -
  1A6           71,632.12             -     35,667,446.00              -
  1A7          195,873.73             -     11,889,149.00              -
  1A8                   -             -                 -              -
  1A9        2,663,812.53             -      5,035,466.54              -
 1A10                   -             -                 -              -
 1A11        1,489,172.47             -      2,815,017.19              -
 1A12        8,101,255.64             -     15,323,166.29              -
 1A13            4,853.80             -        567,524.68              -
  2A1        8,123,522.06             -     23,216,475.56              -
  2A2          131,000.63             -     23,289,000.00              -
  2A3          177,564.77             -     31,567,070.00              -
  2A4        1,664,427.35             -     13,251,387.13              -
  2A5          225,316.92             -     40,056,342.00              -
  2A6                   -             -                 -              -
  2A7        1,349,189.07             -      5,945,745.78              -
 2A7-1       1,337,241.57             -      3,821,745.78              -
 2A7-2          11,947.50             -      2,124,000.00              -
  2A8        1,190,999.92             -      1,327,749.14              -
  2A9           11,885.63             -      2,113,000.00              -
 2A10            1,044.04             -         98,351.79              -
  PO             6,685.36             -      1,153,818.90              -
  X1            58,507.10             -    172,858,738.17              -
  X2            37,255.28             -    116,954,019.48              -
  2B2           10,458.27             -      1,529,290.15              -
  AR                    -             -                 -              -
------------------------------------------------------------------------
  M1            83,719.80             -     12,317,021.60              -
  1B1           38,939.45             -      5,728,847.54              -
  1B2           23,363.66             -      3,437,307.94              -
  1B3           15,575.78             -      2,291,538.65              -
  1B4            9,734.86             -      1,432,211.20              -
  1B5           12,410.24             -      1,825,818.80     183,539.15
  M2            49,677.06             -      7,264,172.42              -
  2B1           27,453.56             -      4,014,476.16              -
  2B3           10,458.27             -      1,529,290.15              -
  2B4            5,229.13             -        764,645.12              -
  2B5            6,620.63             -        968,130.66     170,233.59
------------------------------------------------------------------------
Totals      32,747,964.73             -    387,452,563.11     353,772.74
------------------------------------------------------------------------

         THE
       BANK OF
         NEW
        YORK

101 Barclay St., 8W                                   Distribution Date: 9/25/02
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1998-18

                          Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                             Original           Beginning         Scheduled                         Unscheduled       Net
                            Certificate        Certificate         Principal         Accretion       Principal     Principal
Class       Cusip             Balance            Balance         Distribution        Principal      Adjustments   Distribution
-----------------------------------------------------------------------------------------------------------------------------------
  1A1     12669AG73         104,886,000.00       13,844,143.46     4,738,894.92             -                -     4,738,894.92
  1A2     12669AG81          23,835,000.00       23,835,000.00                -             -                -                -
  1A3     12669AG99          22,773,000.00       22,773,000.00                -             -                -                -
  1A4     12669AH23          44,961,100.00       17,375,310.39     1,435,890.74             -                -     1,435,890.74
  1A5     12669AH31          60,046,311.00       60,046,311.00                -             -                -                -
  1A6     12669AH49          35,667,446.00       35,667,446.00                -             -                -                -
  1A7     12669AH56          11,889,149.00       11,889,149.00                -             -                -                -
  1A8     12669AH64          18,048,000.00                   -                -             -                -                -
  1A9     12669AH72          39,957,000.00        7,656,212.88     2,620,746.34             -                -     2,620,746.34
 1A10     12669AH80           2,459,000.00                   -                -             -                -                -
 1A11     12669AH98          29,968,000.00        4,280,114.02     1,465,096.83             -                -     1,465,096.83
 1A12     12669AJ21         176,512,000.00       23,298,223.22     7,975,056.93             -                -     7,975,056.93
 1A13     12669AJ39           6,537,481.00          862,897.16                -             -                -                -
  2A1     12669AJ47         183,296,000.00       31,164,696.20     7,948,220.64             -                -     7,948,220.64
  2A2     12669AJ54          23,289,000.00       23,289,000.00                -             -                -                -
  2A3     12669AJ62          31,567,070.00       31,567,070.00                -             -                -                -
  2A4     12669AJ70          45,093,000.00       14,832,382.33     1,580,995.20             -                -     1,580,995.20
  2A5     12669AJ88          40,056,342.00       40,056,342.00                -             -                -                -
  2A6     12669AJ96           2,235,000.00                   -                -             -                -                -
  2A7                        30,062,000.00        7,254,130.36     1,308,384.59             -                -     1,308,384.59
 2A7-1    12669AK29          27,938,000.00        5,130,130.36     1,308,384.59             -                -     1,308,384.59
 2A7-2    12669AK29           2,124,000.00        2,124,000.00                -             -                -                -
  2A8     12669AK37          25,052,000.00        2,505,698.55     1,177,949.40             -                -     1,177,949.40
  2A9     12669AK45           2,113,000.00        2,113,000.00                -             -                -                -
 2A10     12669AK52           1,855,703.00          185,607.30                -             -                -                -
  PO      12669AK60           1,715,075.00        1,160,504.26         6,685.36             -                -         6,685.36
  X1      12669AK78         495,597,254.87      188,393,750.99                -             -                -                -
  X2      12669AK86         332,009,565.00      127,909,320.10                -             -                -                -
  2B2     12669AL77           1,602,250.00        1,531,135.78         1,845.63             -                -         1,845.63
  AR      12669AK94                 100.00                   -                -             -                -                -
-----------------------------------------------------------------------------------------------------------------------------------
  M1      12669AL28          12,909,956.00       12,331,377.41        14,355.81             -                -        14,355.81
  1B1     12669AL44           6,004,631.00        5,735,524.66         6,677.12             -                -         6,677.12
  1B2     12669AL51           3,602,778.00        3,441,314.21         4,006.27             -                -         4,006.27
  1B3     12669AM68           2,401,852.00        2,294,209.50         2,670.85             -                -         2,670.85
  1B4     12669AM76           1,501,157.00        1,433,880.47         1,669.28             -                -         1,669.28
  1B5     12669AM84           2,101,624.00        1,827,946.84         2,128.04             -                -         2,128.04
  M2      12669AL36           7,610,750.00        7,272,939.20         8,766.78             -                -         8,766.78
  2B1     12669AL69           4,206,000.00        4,019,321.04         4,844.88             -                -         4,844.88
  2B3     12669AM35           1,602,250.00        1,531,135.78         1,845.63             -                -         1,845.63
  2B4     12669AM43             801,125.00          765,567.93           922.81             -                -           922.81
  2B5     12669AM50           1,201,571.66          969,298.98         1,168.32             -                -         1,168.32
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    1,001,026,537.66      417,761,385.47    30,308,822.37             -                -    30,308,822.37
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
           Current          Ending               Ending
          Realized        Certificate          Certificate
Class      Losses           Balance              Factor
-----------------------------------------------------------
  1A1            -        9,105,248.53       0.08681090453
  1A2            -       23,835,000.00       1.00000000000
  1A3            -       22,773,000.00       1.00000000000
  1A4            -       15,939,419.66       0.35451578490
  1A5            -       60,046,311.00       1.00000000000
  1A6            -       35,667,446.00       1.00000000000
  1A7            -       11,889,149.00       1.00000000000
  1A8            -                   -       0.00000000000
  1A9            -        5,035,466.54       0.12602213741
 1A10            -                   -       0.00000000000
 1A11            -        2,815,017.19       0.09393410267
 1A12            -       15,323,166.29       0.08681090402
 1A13            -          567,524.68       0.08681091042
  2A1            -       23,216,475.56       0.12666111404
  2A2            -       23,289,000.00       1.00000000000
  2A3            -       31,567,070.00       1.00000000000
  2A4            -       13,251,387.13       0.29386794253
  2A5            -       40,056,342.00       1.00000000000
  2A6            -                   -       0.00000000000
  2A7            -        5,945,745.78       0.19778277493
 2A7-1           -        3,821,745.78       0.13679382117
 2A7-2           -        2,124,000.00       1.00000000000
  2A8            -        1,327,749.14       0.05299972627
  2A9            -        2,113,000.00       1.00000000000
 2A10            -           98,351.79       0.05299974637
  PO             -        1,153,818.90       0.67275127969
  X1             -      172,858,738.17       0.34878873212
  X2             -      116,954,019.48       0.35226099429
  2B2            -        1,529,290.15       0.95446412961
  AR             -                   -       0.00000000000
-----------------------------------------------------------
  M1             -       12,317,021.60       0.95407153978
  1B1            -        5,728,847.54       0.95407153872
  1B2            -        3,437,307.94       0.95407153530
  1B3            -        2,291,538.65       0.95407154759
  1B4            -        1,432,211.20       0.95407155632
  1B5            -        1,825,818.80       0.86876568034
  M2             -        7,264,172.42       0.95446209912
  2B1            -        4,014,476.16       0.95446413697
  2B3            -        1,529,290.15       0.95446412961
  2B4            -          764,645.12       0.95446418491
  2B5            -          968,130.66       0.80572028361
-----------------------------------------------------------
Totals           -      387,452,563.11
-----------------------------------------------------------

         THE
       BANK OF
         NEW
        YORK

101 Barclay St., 8W                                   Distribution Date: 9/25/02
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1998-18

                          Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------
               Beginning            Pass                Accrued          Cumulative                           Total
              Certificate          Through              Optimal            Unpaid         Deferred          Interest
Class           Balance            Rate (%)             Interest          Interest        Interest             Due
----------------------------------------------------------------------------------------------------------------------------
 1A1          13,844,143.46         6.750000            77,873.31                -               -          77,873.31
 1A2          23,835,000.00         6.750000           134,071.88                -               -         134,071.88
 1A3          22,773,000.00         6.750000           128,098.13                -               -         128,098.13
 1A4          17,375,310.39         6.750000            97,736.12                -               -          97,736.12
 1A5          60,046,311.00         6.750000           337,760.50                -               -         337,760.50
 1A6          35,667,446.00         2.410000            71,632.12                -               -          71,632.12
 1A7          11,889,149.00        19.770000           195,873.73                -               -         195,873.73
 1A8                      -         6.750000                    -                -               -                  -
 1A9           7,656,212.88         6.750000            43,066.20                -               -          43,066.20
 1A10                     -         6.750000                    -                -               -                  -
 1A11          4,280,114.02         6.750000            24,075.64                -               -          24,075.64
 1A12         23,298,223.22         6.500000           126,198.71                -               -         126,198.71
 1A13            862,897.16         6.750000             4,853.80                -               -           4,853.80
 2A1          31,164,696.20         6.750000           175,301.42                -               -         175,301.42
 2A2          23,289,000.00         6.750000           131,000.63                -               -         131,000.63
 2A3          31,567,070.00         6.750000           177,564.77                -               -         177,564.77
 2A4          14,832,382.33         6.750000            83,432.15                -               -          83,432.15
 2A5          40,056,342.00         6.750000           225,316.92                -               -         225,316.92
 2A6                      -         6.750000                    -                -               -                  -
 2A7           7,254,130.36         6.750000            40,804.48                -               -          40,804.48
2A7-1          5,130,130.36         6.750000            28,856.98                -               -          28,856.98
2A7-2          2,124,000.00         6.750000            11,947.50                -               -          11,947.50
 2A8           2,505,698.55         6.250000            13,050.51                -               -          13,050.51
 2A9           2,113,000.00         6.750000            11,885.63                -               -          11,885.63
 2A10            185,607.30         6.750000             1,044.04                -               -           1,044.04
  PO           1,160,504.26         0.000000                    -                -               -                  -
  X1         188,393,750.99         0.372669            58,507.10                -               -          58,507.10
  X2         127,909,320.10         0.349516            37,255.28                -               -          37,255.28
 2B2           1,531,135.78         6.750000             8,612.64                -               -           8,612.64
  AR                      -         6.750000                    -                -               -                  -
----------------------------------------------------------------------------------------------------------------------------
  M1          12,331,377.41         6.750000            69,364.00                -               -          69,364.00
 1B1           5,735,524.66         6.750000            32,262.33                -               -          32,262.33
 1B2           3,441,314.21         6.750000            19,357.39                -               -          19,357.39
 1B3           2,294,209.50         6.750000            12,904.93                -               -          12,904.93
 1B4           1,433,880.47         6.750000             8,065.58                -               -           8,065.58
 1B5           1,827,946.84         6.750000            10,282.20                -               -          10,282.20
  M2           7,272,939.20         6.750000            40,910.28                -               -          40,910.28
 2B1           4,019,321.04         6.750000            22,608.68                -               -          22,608.68
 2B3           1,531,135.78         6.750000             8,612.64                -               -           8,612.64
 2B4             765,567.93         6.750000             4,306.32                -               -           4,306.32
 2B5             969,298.98         6.750000             5,452.31                -               -           5,452.31
----------------------------------------------------------------------------------------------------------------------------
Totals       417,761,385.47                          2,439,142.37                -               -       2,439,142.37
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
               Net          Unscheduled
            Prepayment        Interest               Interest
Class      Int Shortfall     Adjustment                 Paid
---------------------------------------------------------------
 1A1                  -                -              77,873.31
 1A2                  -                -             134,071.88
 1A3                  -                -             128,098.13
 1A4                  -                -              97,736.12
 1A5                  -                -             337,760.50
 1A6                  -                -              71,632.12
 1A7                  -                -             195,873.73
 1A8                  -                -                      -
 1A9                  -                -              43,066.20
 1A10                 -                -                      -
 1A11                 -                -              24,075.64
 1A12                 -                -             126,198.71
 1A13                 -                -               4,853.80
 2A1                  -                -             175,301.42
 2A2                  -                -             131,000.63
 2A3                  -                -             177,564.77
 2A4                  -                -              83,432.15
 2A5                  -                -             225,316.92
 2A6                  -                -                      -
 2A7                  -                -              40,804.48
2A7-1                 -                -              28,856.98
2A7-2                 -                -              11,947.50
 2A8                  -                -              13,050.51
 2A9                  -                -              11,885.63
 2A10                 -                -               1,044.04
  PO                  -                -                      -
  X1                  -                -              58,507.10
  X2                  -                -              37,255.28
 2B2                  -                -               8,612.64
  AR                  -                -                      -
----------------------------------------------------------------
  M1                  -                -              69,364.00
 1B1                  -                -              32,262.33
 1B2                  -                -              19,357.39
 1B3                  -                -              12,904.93
 1B4                  -                -               8,065.58
 1B5                  -                -              10,282.20
  M2                  -                -              40,910.28
 2B1                  -                -              22,608.68
 2B3                  -                -               8,612.64
 2B4                  -                -               4,306.32
 2B5                  -                -               5,452.31
----------------------------------------------------------------
Totals                -                -           2,439,142.37
----------------------------------------------------------------

         THE
       BANK OF
         NEW
        YORK

101 Barclay St., 8W                                   Distribution Date: 9/25/02
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1998-18

                           Current Payment Information
                               Factors per $1,000

---------------------------------------------------------------------------------------------------
                                     Original              Beginning Cert.
                                    Certificate              Notional                Principal
Class         Cusip                   Balance                Balance                Distribution
---------------------------------------------------------------------------------------------------
  1A1        12669AG73            104,886,000.00           131.992291223           45.181386694
  1A2        12669AG81             23,835,000.00          1000.000000000            0.000000000
  1A3        12669AG99             22,773,000.00          1000.000000000            0.000000000
  1A4        12669AH23             44,961,100.00           386.452075064           31.936290168
  1A5        12669AH31             60,046,311.00          1000.000000000            0.000000000
  1A6        12669AH49             35,667,446.00          1000.000000000            0.000000000
  1A7        12669AH56             11,889,149.00          1000.000000000            0.000000000
  1A8        12669AH64             18,048,000.00             0.000000000            0.000000000
  1A9        12669AH72             39,957,000.00           191.611304146           65.589166733
 1A10        12669AH80              2,459,000.00             0.000000000            0.000000000
 1A11        12669AH98             29,968,000.00           142.822811502           48.888708833
 1A12        12669AJ21            176,512,000.00           131.992290718           45.181386694
 1A13        12669AJ39              6,537,481.00           131.992300439            0.000000000
  2A1        12669AJ47            183,296,000.00           170.023875045           43.362761007
  2A2        12669AJ54             23,289,000.00          1000.000000000            0.000000000
  2A3        12669AJ62             31,567,070.00          1000.000000000            0.000000000
  2A4        12669AJ70             45,093,000.00           328.928710224           35.060767699
  2A5        12669AJ88             40,056,342.00          1000.000000000            0.000000000
  2A6        12669AJ96              2,235,000.00             0.000000000            0.000000000
  2A7                              30,062,000.00           241.305646996           43.522872397
 2A7-1       12669AK29             27,938,000.00           183.625540968           46.831719803
 2A7-2       12669AK29              2,124,000.00          1000.000000000            0.000000000
  2A8        12669AK37             25,052,000.00           100.019900420           47.020174148
  2A9        12669AK45              2,113,000.00          1000.000000000            0.000000000
 2A10        12669AK52              1,855,703.00           100.019938348            0.000000000
  PO         12669AK60              1,715,075.00           676.649276877            3.897997189
  X1         12669AK78            495,597,254.87           380.134775039            0.000000000
  X2         12669AK86            332,009,565.00           385.257937072            0.000000000
  2B2        12669AL77              1,602,250.00           955.616026631            1.151897018
  AR         12669AK94                    100.00             0.000000000            0.000000000
---------------------------------------------------------------------------------------------------
  M1         12669AL28             12,909,956.00           955.183534823            1.111995043
  1B1        12669AL44              6,004,631.00           955.183533759            1.111995042
  1B2        12669AL51              3,602,778.00           955.183530333            1.111995038
  1B3        12669AM68              2,401,852.00           955.183542644            1.111995052
  1B4        12669AM76              1,501,157.00           955.183551386            1.111995062
  1B5        12669AM84              2,101,624.00           869.778249203            1.012568858
  M2         12669AL36              7,610,750.00           955.613993687            1.151894568
  2B1        12669AL69              4,206,000.00           955.616034000            1.151897027
  2B3        12669AM35              1,602,250.00           955.616026631            1.151897018
  2B4        12669AM43                801,125.00           955.616081990            1.151897085
  2B5        12669AM50              1,201,571.66           806.692611558            0.972327950
---------------------------------------------------------------------------------------------------
Totals                          1,001,026,537.66           417.332977452           30.277741128
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                    Ending Cert.              Pass
              Interest                Notional               Through
Class        Distribution             Balance               Rate (%)
----------------------------------------------------------------------
  1A1         0.742456638             86.810904530            6.750000
  1A2         5.625000000           1000.000000000            6.750000
  1A3         5.625000000           1000.000000000            6.750000
  1A4         2.173792922            354.515784896            6.750000
  1A5         5.625000000           1000.000000000            6.750000
  1A6         2.008333333           1000.000000000            2.410000
  1A7        16.475000000           1000.000000000           19.770000
  1A8         0.000000000              0.000000000            6.750000
  1A9         1.077813586            126.022137413            6.750000
 1A10         0.000000000              0.000000000            6.750000
 1A11         0.803378315             93.934102669            6.750000
 1A12         0.714958241             86.810904024            6.500000
 1A13         0.742456690             86.810910418            6.750000
  2A1         0.956384297            126.661114038            6.750000
  2A2         5.625000000           1000.000000000            6.750000
  2A3         5.625000000           1000.000000000            6.750000
  2A4         1.850223995            293.867942525            6.750000
  2A5         5.625000000           1000.000000000            6.750000
  2A6         0.000000000              0.000000000            6.750000
  2A7         1.357344155            197.782774932            6.750000
 2A7-1        1.032893668            136.793821165            6.750000
 2A7-2        5.625000000           1000.000000000            6.750000
  2A8         0.520936981             52.999726272            6.250000
  2A9         5.625000000           1000.000000000            6.750000
 2A10         0.562612153             52.999746370            6.750000
  PO          0.000000000            672.751279688            0.000000
  X1          0.118053712            348.788732124            0.372669
  X2          0.112211455            352.260994288            0.349516
  2B2         5.375340150            954.464129612            6.750000
  AR          0.000000000              0.000000000            6.750000
-----------------------------------------------------------------------
  M1          5.372907383            954.071539780            6.750000
  1B1         5.372907377            954.071538718            6.750000
  1B2         5.372907358            954.071535296            6.750000
  1B3         5.372907427            954.071547592            6.750000
  1B4         5.372907477            954.071556324            6.750000
  1B5         4.892502652            868.765680345            6.750000
  M2          5.375328714            954.462099119            6.750000
  2B1         5.375340191            954.464136973            6.750000
  2B3         5.375340150            954.464129612            6.750000
  2B4         5.375340461            954.464184905            6.750000
  2B5         4.537645940            805.720283608            6.750000
-----------------------------------------------------------------------
Totals        2.436641066            387.055236333
-----------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1998-18

Pool Level Data
Distribution Date                                                                                                          9/25/2002
Cut-off Date                                                                                                               9/1/1998
Determination Date                                                                                                         9/1/2002
Accrual Period 30/360                               Begin                                                                  8/1/2002
                                                    End                                                                    9/1/2002
Number of Days in 30/360 Accrual Period                                                                                          30

------------------------------------------------------------
  Collateral Information
------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                 600,243,111.94

Beginning Aggregate Pool Stated Principal Balance                                                                    248,379,459.42
Ending Aggregate Pool Stated Principal Balance                                                                       230,107,696.06

Beginning Aggregate Certificate Stated Principal Balance                                                             417,761,385.47
Ending Aggregate Certificate Stated Principal Balance                                                                387,452,563.12

Beginning Aggregate Loan Count                                                                                                  805
Loans Paid Off or Otherwise Removed Pursuant to
 Pooling and Servicing Agreement                                                                                                 54
Ending Aggregate Loan Count                                                                                                     751

Beginning Weighted Average Loan Rate (WAC)                                                                                7.284525%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.284960%

Beginning Net Weighted Average Loan Rate                                                                                  7.014994%
Ending Net Weighted Average Loan Rate                                                                                     7.014897%

Weighted Average Maturity (WAM) (Months)                                                                                        309

Servicer Advances                                                                                                         38,627.72

Aggregate Pool Prepayment                                                                                             17,982,533.53
Pool Prepayment Rate                                                                                                    59.4624 CPR

Group 2
Cut-Off Date Balance                                                                                                 400,563,425.66

Beginning Aggregate Pool Stated Principal Balance                                                                    169,381,925.63
Ending Aggregate Pool Stated Principal Balance                                                                       157,344,866.57

Beginning Aggregate Certificate Stated Principal Balance                                                             417,761,385.47
Ending Aggregate Certificate Stated Principal Balance                                                                387,452,563.12

Beginning Aggregate Loan Count                                                                                                  555
Loans Paid Off or Otherwise Removed Pursuant to
 Pooling and Servicing Agreement                                                                                                 37
Ending Aggregate Loan Count                                                                                                     518

Beginning Weighted Average Loan Rate (WAC)                                                                                7.274647%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.265835%

Beginning Net Weighted Average Loan Rate                                                                                  6.993606%
Ending Net Weighted Average Loan Rate                                                                                     6.987901%

Weighted Average Maturity (WAM) (Months)                                                                                        310

Servicer Advances                                                                                                         28,990.20

Aggregate Pool Prepayment                                                                                             11,832,841.01
Pool Prepayment Rate                                                                                                    58.1097 CPR

------------------------------------------------------------
 Certificate Information
------------------------------------------------------------
Group 1
Senior Percentage                                                                                                    89.0750637676%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                               10.9249362324%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Group 2
Senior Percentage                                                                                                    90.4724136825%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                9.5275863175%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    32,820,600.73
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        32,820,600.73

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           67,345.21
Payment of Sub Servicer Fees                                                                                               5,290.83
Payment of Other Fees                                                                                                             -
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                            -
Other Permitted Withdrawal per the
 Pooling and Service Agreement                                                                                                    -
Payment of Principal and Interest                                                                                     32,747,964.68
Total Withdrawals                                                                                                     32,820,600.73

Ending Balance                                                                                                                    -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 19,688.41
Compensation for Gross PPIS from Servicing Fees                                                                           19,688.41
Other Gross PPIS Compensation                                                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                                67,345.21
Sub Servicing Fees Paid                                                                                                    5,290.83
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                             -
Other Fees Paid                                                                                                                   -
Total Fees                                                                                                                72,636.04

------------------------------------------------------------
 Delinquency Information
------------------------------------------------------------
Group 1

Delinquency                                                    30-59 Days     60-89 Days            90+ Days                 Totals
Scheduled Principal Balance                                  1,625,277.96     428,754.87        1,662,791.72           3,716,824.55
Percentage of Total Pool Balance                                0.706312%      0.186328%           0.722615%              1.615254%
Number of Loans                                                         9              2                   6                     17
Percentage of Total Loans                                       1.198402%      0.266312%           0.798935%              2.263648%

Foreclosure
Scheduled Principal Balance                                                                                              934,530.85
Percentage of Total Pool Balance                                                                                          0.406128%
Number of Loans                                                                                                                   4
Percentage of Total Loans                                                                                                 0.532623%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                              667,868.02
Percentage of Total Pool Balance                                                                                          0.290241%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.266312%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                    183,539.15

Group 2

Delinquency                                                    30-59 Days     60-89 Days            90+ Days                 Totals
Scheduled Principal Balance                                  1,706,301.42     959,304.13          806,226.65           3,471,832.20
Percentage of Total Pool Balance                                1.084434%      0.609683%           0.512395%              2.206511%
Number of Loans                                                         9              4                   4                     17
Percentage of Total Loans                                       1.737452%      0.772201%           0.772201%              3.281853%

Foreclosure
Scheduled Principal Balance                                                                                              439,182.99
Percentage of Total Pool Balance                                                                                          0.279121%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.193050%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                    167,775.25

------------------------------------------------------------
Subordination/Credit Enhancement Information
------------------------------------------------------------
Protection                                                                                          Original                Current
Bankruptcy Loss                                                                                   320,784.00             320,784.00
Bankruptcy Percentage                                                                              0.032053%              0.082793%
Credit/Fraud Loss                                                                              20,020,530.00           4,177,613.85
Credit/Fraud Loss Percentage                                                                       2.000440%              1.078226%
Special Hazard Loss                                                                            20,877,712.00           8,355,227.70
Special Hazard Loss Percentage                                                                     2.086089%              2.156452%

Credit Support                                                                                      Original                Current
Class A                                                                                       957,082,843.00         345,879,102.88
Class A Percentage                                                                                95.610137%             89.270052%

Class M1                                                                                       12,909,956.00          12,317,021.60
Class M1 Percentage                                                                                1.289672%              3.178975%

Class 1B1                                                                                       6,004,631.00           5,728,847.54
Class 1B1 Percentage                                                                               0.599847%              1.478593%

Class 1B2                                                                                       3,602,778.00           3,437,307.94
Class 1B2 Percentage                                                                               0.359908%              0.887156%

Class 1B3                                                                                       2,401,852.00           2,291,538.65
Class 1B3 Percentage                                                                               0.239939%              0.591437%

Class 1B4                                                                                       1,501,157.00           1,432,211.20
Class 1B4 Percentage                                                                               0.149962%              0.369648%

Class 1B5                                                                                       2,101,624.00           1,825,818.80
Class 1B5 Percentage                                                                               0.209947%              0.471237%

Class M2                                                                                        7,610,750.00           7,264,172.42
Class M2 Percentage                                                                                0.760295%              1.874855%

Class 2B1                                                                                       4,206,000.00           4,014,476.16
Class 2B1 Percentage                                                                               0.420169%              1.036121%

Class 2B3                                                                                       1,602,250.00           1,529,290.15
Class 2B3 Percentage                                                                               0.160061%              0.394704%

Class 2B4                                                                                         801,125.00             764,645.12
Class 2B4 Percentage                                                                               0.080030%              0.197352%

Class 2B5                                                                                       1,201,571.66             968,130.66
Class 2B5 Percentage                                                                               0.120034%              0.249871%